EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
              [LETTERHEAD Russell Bedford Stefanou Mirchandani LLP]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-KSB of our report dated March 11, 2005, relating to the consolidated financial statements of ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Russell Bedford Stefanou Mirchandani LLP